Exhibit 21.1

SUBSIDIARIES OF MALLINCKRODT PLC

The following is a list of subsidiaries of Mallinckrodt plc as of December 30, 2022.

Name of Subsidiary	Jurisdiction of Incorporation/Organization
Acthar IP Unlimited Company	Ireland
Cache Holdings Limited	Bermuda
Carnforth Limited	Bermuda
Dritte CORSA Verwaltungsgesellschaft GmbH	Germany
Ikaria Australia Pty Ltd	Australia
Ikaria Canada Inc.	Canada
IMC Exploration Company	Maryland
Infacare Pharmaceutical Corporation	Delaware
INO Therapeutics LLC	Delaware
Ludlow LLC	Massachusetts
MAK LLC	Delaware
Mallinckrodt APAP LLC	Delaware
Mallinckrodt ARD Finance LLC	Delaware
Mallinckrodt ARD Holdings Inc.	Delaware
Mallinckrodt ARD Holdings Limited	United Kingdom
Mallinckrodt ARD IP Unlimited Company	Ireland
Mallinckrodt ARD LLC	California
Mallinckrodt Brand Pharmaceuticals LLC	Delaware
Mallinckrodt Buckingham Unlimited Company	Ireland
Mallinckrodt Canada Cooperatie U.A.	Netherlands
Mallinckrodt Canada ULC	British Columbia
Mallinckrodt CB LLC	Delaware
Mallinckrodt Chemical Holdings (U.K.) Limited	United Kingdom
Mallinckrodt Chemical Limited	United Kingdom
Mallinckrodt Critical Care Finance LLC	Delaware
Mallinckrodt Enterprises Holdings, Inc.	California
Mallinckrodt Enterprises LLC	Delaware
Mallinckrodt Enterprises UK Limited	United Kingdom
Mallinckrodt Equinox Finance LLC	Delaware
Mallinckrodt Equinox Limited	United Kingdom
Mallinckrodt Finance Management Ireland Limited	Ireland
Mallinckrodt Group S.à r.l.	Luxembourg
Mallinckrodt Group S.à r.l., Luxembourg (LU) Schaffhausen Branch	Switzerland
Mallinckrodt Holdings GmbH	Switzerland
Mallinckrodt Hospital Products Inc.	Delaware
Mallinckrodt Hospital Products IP Unlimited Company	Ireland
Mallinckrodt International Finance SA	Luxembourg
Mallinckrodt International Holdings S. à r.l.	Luxembourg
Mallinckrodt IP Unlimited Company	Ireland
Mallinckrodt LLC	Delaware
Mallinckrodt Lux IP S.à r.l.	Luxembourg
Mallinckrodt Manufacturing LLC	Delaware
Mallinckrodt Medical Holdings (UK) Limited	United Kingdom
Mallinckrodt Medical Holdings (UK) Limited, Zweigniederlassung Deutschland (the German Branch)	Germany
Mallinckrodt Netherlands B.V.	Netherlands
Mallinckrodt Petten Holdings B.V.	Netherlands
Mallinckrodt Pharma IP Trading Unlimited Company	Ireland

Mallinckrodt Pharma K.K.	Japan
Mallinckrodt Pharmaceuticals Ireland Limited	Ireland
Mallinckrodt Pharmaceuticals Limited	United Kingdom
Mallinckrodt Quincy S.à r.l.	Luxembourg
Mallinckrodt SAG Holdings GmbH	Switzerland
Mallinckrodt Securitization S.à r.l.	Luxembourg
Mallinckrodt UK Finance LLP	United Kingdom
Mallinckrodt UK Ltd	United Kingdom
Mallinckrodt US Holdings LLC	Delaware
Mallinckrodt US Pool LLC	Nevada
Mallinckrodt Veterinary, Inc.	Delaware
Mallinckrodt Windsor Ireland Finance Unlimited Company	Ireland
Mallinckrodt Windsor S.à r.l.	Luxembourg
MCCH LLC	Delaware
MEH, Inc.	Nevada
MHP Finance LLC	Delaware
MKG Medical UK Ltd	United Kingdom
MNK 2011 LLC	Delaware
Montjeu Limited	Ireland
MUSHI UK Holdings Limited	United Kingdom
OCERA Therapeutics, Inc.	Delaware
Petten Holdings Inc.	Delaware
Profibrix B.V.	Netherlands
Questcor International Limited	Ireland
Sonorant Therapeutics Limited	Ireland
SpecGx Holdings LLC	New York
SpecGx LLC	Delaware
ST 2020 LLC	Delaware
ST Operations LLC	Delaware
ST Shared Services LLC	Delaware
ST US AR Finance LLC	Delaware
ST US Holdings LLC	Nevada
ST US Pool LLC	Delaware
Stratatech Corporation	Delaware
Sucampo Finance Inc.	Delaware
Sucampo GmbH	Switzerland
Sucampo Holdings Inc.	Delaware
Sucampo International Holdings Limited	United Kingdom
Sucampo Pharma Americas LLC	Delaware
Sucampo Pharma LLC	Japan
Sucampo Pharmaceuticals LLC	Delaware
Therakos (Belgium) SPRL	Belgium
Therakos (Canada) Company	Nova Scotia
Therakos (France) SAS	France
Therakos (Italia) S.r.l.	Italy
Therakos (UK) Limited, Dutch Branch	Netherlands
Therakos (UK), Limited, Sucursal en Espana	Spain
Therakos (UK), Ltd	United Kingdom
Therakos (UK), Ltd (Prywatna Spólka Z Ograniczona Odpowiedzialnoscia) Oddzial W Polsce	Poland
Therakos (UK), Ltd, Sweden Filial	Sweden
Therakos EMEA Limited	Ireland
Therakos Europe Limited	Ireland
Therakos Germany GmbH	Germany
Therakos, Inc.	Florida

Vtesse LLC	Delaware
WebsterGx Holdco LLC	New York